Top 3 Products in Q1

	Q1 2010	Q1 2009	% Increase
• Gingko Mihuan	$5.0 M	$2.4 M	105.8%
• Arpu Shuangxin	$1.4 M	$1.3 M	2.7%
• Azithromycin	$0.8 M	- *	- *
• Totals	$7.2 M	$3.7 M	94.6%
• Blended GM's	50.1%	47.6%	

- **Top 3 products represented 58.6% of total Q1 2010 revenues**

***Azithromycin was launched in Q1 2009 and the revenue was negligible.**